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AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 22, 2019.

REGISTRATION NO. 333-233426

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 2
TO

FORM F-10
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aphria Inc.
(Exact name of Registrant as specified in its charter)

Ontario, Canada
(Province or other Jurisdiction of Incorporation or Organization)

2833
(Primary Standard Industrial Classification Code Number (if applicable))

Not Applicable
(I.R.S. Employer Identification Number (if applicable))

98 Talbot St. W.
Leamington, Ontario N8H 1M8
Canada
(844) 427-4742
(Address and telephone number of Registrant's principal executive offices)

CT Corporation System
1015 15th Street N.W., Suite 1000
Washington, DC 20005
(202) 572-3100
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Christopher P. Giordano
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, New York 10020
(212) 335-4500

Approximate date of commencement of proposed sale of the securities to the public:
From time to time after the effective date of this Registration Statement.

Province of Ontario, Canada
(Principal jurisdiction regulating this offering)

            It is proposed that this filing shall become effective (check appropriate box):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☒	at some future date (check the appropriate box below)
	1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
	2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
	3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
	4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

            If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)

Common Shares

Warrants

Subscription Receipts

Debt Securities

Convertible Securities

Units

Total	US$500,000,000	US$500,000,000	US$60,600

(1)
There are being registered under this Registration Statement such indeterminate number of common shares, warrants, subscription receipts, debt securities, convertible securities, and units to be sold by Aphria Inc. (the "Registrant") as shall have an aggregate initial offering price not to exceed US$500,000,000. Any securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement.

(2)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"). The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant or the selling securityholders, as applicable in connection with the sale of the securities under this Registration Statement.

(3)
Previously paid upon the initial filing of this Registration Statement.

            The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act or on such date as the Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

PART I — INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

This short form prospectus is a base shelf prospectus. This short form prospectus has been filed under legislation in each of the provinces and territories of Canada that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities.

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this short form base shelf prospectus from documents filed with securities commissions or similar authorities in Canada and with the United States Securities and Exchange Commission. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Aphria Inc. at 98 Talbot St. W., Leamington, Ontario, N8H 1M8, or by telephone at 1-844-427-4742, and are also available electronically at www.sedar.com.

New Issue and/or Secondary Offering	November 22, 2019

SHORT FORM BASE SHELF PROSPECTUS

APHRIA INC.

US$500,000,000

COMMON SHARES
WARRANTS
SUBSCRIPTION RECEIPTS
DEBT SECURITIES
CONVERTIBLE SECURITIES
UNITS

This short form base shelf prospectus (this "Prospectus") relates to the offering for sale by Aphria Inc. (the "Company" or "Aphria") from time to time, during the 25-month period that this Prospectus, including any amendments thereto, remains valid, of up to US$500,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in the aggregate of: (i) common shares ("Common Shares") in the capital of the Company; (ii) warrants ("Warrants") to purchase Common Shares and/or other Securities (as defined below); (iii) subscription receipts ("Subscription Receipts") convertible into Common Shares and/or other Securities; (iv) debt securities ("Debt Securities"), which may consist of bonds, debentures, notes or other evidences of indebtedness of any kind, nature or description and which may be issuable in series; (v) securities convertible into or exchangeable for Common Shares and/or other Securities ("Convertible Securities"); and (vi) units ("Units") comprised of one or more of any of the other Securities, or any combination of such Securities (the Common Shares, Warrants, Subscription Receipts, Debt Securities, Convertible Securities, and Units are collectively referred to herein as the "Securities"). The Securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more accompanying prospectus supplements (each, a "Prospectus Supplement"). In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or any one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. One or more securityholders (each a "Selling Securityholder") of the Company may also offer and sell Securities under this Prospectus. See "Selling Securityholders".

All information permitted under applicable laws to be omitted from this Prospectus will be contained in one or more Prospectus Supplements that will be delivered to purchasers together with this Prospectus except in cases where an exemption from such delivery has been obtained. Each Prospectus Supplement will be incorporated by reference into this Prospectus for the purposes of securities legislation as of the date of the Prospectus Supplement and only for the purposes of the distribution of the Securities to which the Prospectus Supplement pertains.

The Company is permitted, under a multi-jurisdictional disclosure system (the "MJDS") adopted by the securities regulatory authorities in Canada and the United States, to prepare this Prospectus and any Prospectus Supplement in accordance with Canadian disclosure requirements, which are different from those of the United States.

The Company prepares its financial statements, which are incorporated by reference in this Prospectus, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and such financial statements are subject to the standards of the Public Company Accounting Oversight Board (United States) ("PCAOB") and auditor independence standards. The Company's financial statements may not be comparable to the financial statements of United States issuers.

The enforcement by investors of civil liabilities under United States federal securities laws may be affected adversely because the Company is a corporation amalgamated under the laws of the Province of Ontario, Canada, and all of its executive offices, administrative activities and assets are located outside the United States. In addition, most of the directors and officers of the Company are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. See "Enforceability of Civil Liabilities".

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE OR CANADIAN SECURITIES COMMISSION OR REGULATORY AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

Investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such tax consequences for investors who are residents in, or citizens of, the United States may not be described fully herein or in any applicable Prospectus Supplement. You should read the tax discussion in any applicable Prospectus Supplement; however, this Prospectus or any applicable Prospectus Supplement may not fully describe these tax consequences, and you should consult your tax adviser prior to making any investment in the Securities.

The specific terms of any Securities offered will be described in the applicable Prospectus Supplement, including, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price, whether the Common Shares are being offered for cash, and any other terms specific to the Common Shares offered; (ii) in the case of Warrants, the number of Warrants being offered, the offering price, the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and any procedures that will result in the adjustment of those numbers, the exercise price, the dates and periods of exercise, whether the Warrants are being offered for cash, and any other terms specific to the Warrants offered; (iii) in the case of Subscription Receipts, the number of Subscription Receipts being offered, the offering price, the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities, the designation, number and terms of such other Securities, whether the Subscription Receipts are being offered for cash, and any other terms specific to the Subscription Receipts offered; (iv) in the case of Debt Securities, the specific designation of the Debt Securities, the aggregate principal amount of the Debt Securities, the maturity, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), whether payment on the Debt Securities will be senior, senior subordinated or subordinated to the Company's other liabilities and obligations, whether the Debt Securities will bear interest, the interest rate or method of determining the interest rate, any interest payment date(s), covenants, events of default, any terms of redemption, any conversion or exchange rights and any other specific terms; (v) in the case of Convertible Securities, the number of Convertible Securities offered, the offering price (in the event the offering is a fixed price distribution), the manner of determining the offering price(s) (in the event the offering is a non-fixed price distribution), the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities and any other specific terms; and (vi) in the case of Units, the number of Units being offered, the offering price, the number and terms of the Securities comprising the Units, whether the Units are being offered for cash, and any other terms specific to the Units offered. A Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus. Where required by statute, regulation or policy, and where the Securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the Securities will be included in the Prospectus Supplement describing the Securities. The Company does not intend on issuing "novel" securities pursuant to this Prospectus, as such term is defined under National Instrument 44-102—Shelf Distributions ("NI 44-102").

No underwriter or agent has been involved in the preparation of this Prospectus or performed any review of the contents of this Prospectus.

Mr. Irwin D. Simon, Mr. Tom Looney, Mr. Walter Robb and Mr. David Hopkinson are directors of the Company and each reside outside of Canada. Each of Mr. Simon, Mr. Looney, Mr. Robb and Mr. Hopkinson has appointed Aphria at 98 Talbot St. W., Leamington, Ontario, N8H 1M8, as his agent for service of process in Canada. Prospective investors are advised that it may not be possible for investors to enforce judgements obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

ii

The Company and the Selling Securityholders may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. See "Plan of Distribution". The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company and/or the Selling Securityholders in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the Selling Securityholders, the initial issue price (in the event that the offering is a fixed price distribution), the proceeds that the Company and/or the Selling Securityholders will, or expect to receive and any other material terms of the plan of distribution.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at a non-fixed price or prices. If offered on a non-fixed price basis, the Securities may be offered at market prices prevailing at the time of sale (including, without limitation, sales deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the Toronto Stock Exchange (the "TSX"), the New York Stock Exchange ("NYSE"), or other trading markets for the Securities), at prices determined by reference to the prevailing price of a specified security in a specified market or at prices to be negotiated with purchasers, in which case the compensation payable to an underwriter, dealer or agent in connection with any such sale will be decreased by the amount, if any, by which the aggregate price paid for Securities by the purchasers is less than the gross proceeds paid by the underwriter, dealer or agent to the Company and/or the Selling Securityholders. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution.

In connection with any offering of Securities, other than an "at-the-market distribution" (as defined under applicable Canadian securities legislation), unless otherwise specified in a Prospectus Supplement, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. A purchaser who acquires Securities forming part of the underwriters', dealers' or agents' over-allocation position acquires those securities under this Prospectus and the Prospectus Supplement relating to the particular offering of Securities, regardless of whether the over-allocation position is ultimately filled through the exercise of the over-allotment option or secondary market purchases. See "Plan of Distribution". No underwriter or dealer involved in an "at-the-market distribution" under this Prospectus, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such underwriter or dealer will over-allot Securities in connection with such distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Securities.

The issued and outstanding Common Shares are traded on the TSX and on the NYSE under the symbol "APHA". On November 21, 2019, the last trading day prior to the date of this Prospectus, the closing price of the Common Shares was $6.59 and US$4.95 on the TSX and the NYSE, respectively.

Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will not be listed on any securities exchange. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

Investing in the Securities is speculative and involves significant risks. Readers should carefully review and evaluate the risk factors contained in this Prospectus, the applicable Prospectus Supplement and in the documents incorporated by reference herein before purchasing any Securities. See "Forward-Looking Information" and "Risk Factors".

Neither the Company nor any Selling Securityholder is making an offer of the Securities in any jurisdiction where such offer is not permitted.

Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters relating to Canadian and Ontario law in connection with the offering of the Securities will be passed upon on behalf of Aphria by Fasken Martineau DuMoulin LLP. Certain legal matters relating to United States law in connection with the offering of the Securities will be passed upon on behalf of Aphria by DLA Piper LLP (US), New York, New York.

Market data and certain industry forecasts used in this Prospectus or any applicable Prospectus Supplement and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications. The Company believes that these sources are generally reliable, but the accuracy and completeness of the information is not guaranteed. The Company has not independently verified this information and does not make any representation as to the accuracy of this information.

The Company's head office is located at 98 Talbot St. W., Leamington, Ontario, N8H 1M8. The Company's registered office is located at 1 Adelaide Street East, Suite 2310, Toronto, Ontario, M5C 2V9.

iii

GENERAL MATTERS

        Unless otherwise noted or the context indicates otherwise, the "Company" and "Aphria" refer to Aphria Inc. and its wholly-owned subsidiaries, and the terms "cannabis", "CBD", "licence" and "THC" have the meanings given to such terms in the Cannabis Act (Canada) (the "Cannabis Act") and the Cannabis Regulations (Canada) made under the Cannabis Act (the "Cannabis Regulations").

        Prospective investors should rely only on the information contained or incorporated by reference in this Prospectus and any applicable Prospectus Supplement in connection with an investment in the Securities. No person is authorized by the Company to provide any information or to make any representation other than as contained in this Prospectus or any Prospectus Supplement in connection with the issue and sale of the Securities offered hereunder. Prospective investors should assume that the information appearing in this Prospectus or any Prospectus Supplement is accurate only as of the date on the front of those documents and that information contained in any document incorporated by reference is accurate only as of the date of that document unless specified otherwise. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

        All currency amounts in this Prospectus are stated in Canadian dollars, unless otherwise noted.

FORWARD-LOOKING INFORMATION

        This Prospectus and the documents incorporated by reference herein contain certain "forward-looking information" and "forward-looking statements" (collectively, "forward-looking statements") which are based upon the Company's current internal expectations, estimates, projections, assumptions and beliefs. Such statements can be identified by the use of forward-looking terminology such as "expect," "likely", "may," "will," "should," "intend," or "anticipate", "potential", "proposed", "estimate" and other similar words, including negative and grammatical variations thereof, or statements that certain events or conditions "may" or "will" happen, or by discussions of strategy. No assurance can be given that the expectations in any forward-looking statement will prove to be correct and, as such, the forward-looking statements included in this Prospectus or any Prospectus Supplement should not be unduly relied upon. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, targets, guidance, or other statements that are not statements of fact. Such forward-looking statements are made as of the date of this Prospectus, or in the case of documents incorporated by reference herein, as of the date of each such document. Forward-looking statements in this Prospectus and the documents incorporated by reference herein include, but are not limited to, statements with respect to:

  •
  the competitive and business strategies of the Company;

  •
  the intention to grow the business, operations and potential activities of the Company;

  •
  the ongoing expansion of the Company's facilities, including the Extraction Centre of Excellence (as described on page 19 of the AIF), its costs and receipt of approval from Health Canada to complete such expansion and increase production and sale capacity;

  •
  the expected production capacity of the Company;

  •
  the success of the entities the Company acquires and the Company's collaborations;

  •
  the market for the Company's current and proposed market offerings, as well as the Company's ability to capture market share;

  •
  the benefits and applications of the Company's product offering and expected sales mix thereof;

  •
  the development of affiliated brands, product diversification and future corporate development;

  •
  the competitive conditions of the industry and the Company's market expertise;

  •
  whether the Company will have sufficient working capital and its ability to obtain financing required in order to develop its business and continue operations;

  •
  the applicable laws, regulations, licensing and any amendments thereof related to the cultivation, production and sale of cannabis products;

  •
  the potential time frame for the implementation of regulations with respect to the regulatory framework for edible cannabis, cannabis extracts and cannabis topical products;

  •
  the applicable laws and regulations, and the potential time frame for the implementation of such laws and regulations, to legalize and regulate medical or recreational cannabis (and the consumer products derived therefrom) internationally;

  •
  the grant, renewal and impact of any licence or supplemental licence to conduct activities with cannabis or any amendments thereof;

  •
  the anticipated future gross sales and margins of the Company's operations and the potential for significant losses;

  •
  the performance of the Company's business and operations; and

  •
  the ability of the Company to continue to attract, develop, motivate and retain highly qualified and skilled employees, including members of senior management.

        Forward-looking statements contained in certain documents incorporated by reference in this Prospectus are based on the key assumptions described in such documents. Certain of the forward-looking statements contained herein and incorporated by reference concerning the cannabis industry and the general expectations of Aphria concerning the cannabis industry and the Company's business and operations are based on estimates prepared by Aphria using data from publicly available governmental sources as well as from market research and industry analysis and on assumptions based on data and knowledge of this industry which Aphria believes to be reasonable. However, although generally indicative of relative market positions, market shares and performance characteristics, such data is inherently imprecise. While Aphria is not aware of any misstatement regarding any industry or government data presented herein, the cannabis industry involves risks and uncertainties and is subject to change based on various factors.

        Readers are cautioned that the above list of cautionary statements is not exhaustive. A number of factors could cause actual events, performance or results to differ materially from what is projected in forward-looking statements. The purpose of forward-looking statements is to provide the reader with a description of management's expectations, and such forward-looking statements may not be appropriate for any other purpose. Readers should not place undue reliance on forward-looking statements contained in this Prospectus, in any Prospectus Supplement or in any document incorporated by reference. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. The forward-looking statements contained in this Prospectus, any Prospectus Supplement and the documents incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. Holders of the Securities should read this entire Prospectus, and each applicable Prospectus Supplement, and consult their own professional advisors to ascertain and assess the income tax and legal risks and other aspects associated with holding Securities.

ADDITIONAL INFORMATION

        The Company has filed a registration statement on Form F-10 with the SEC under the United States Securities Act of 1933, as amended (the "1933 Act"), relating to the Securities. This Prospectus, including the documents incorporated by reference into this Prospectus, which forms a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. See "Documents Filed as Part of the Registration Statement". Statements included or incorporated by reference in this Prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, readers should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference. Each time the Company sells Securities under the registration statement, the Company will provide a Prospectus Supplement that will contain specific information about the terms of that offering. The Prospectus Supplement may also add, update or change information contained in this Prospectus.

        The Company is subject to informational requirements of the U.S. Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and applicable Canadian requirements and, in accordance therewith, the

Company files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the MJDS adopted by the United States and Canada, documents and other information that the Company files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Reports and other information filed by the Company with, or furnished to, the SEC may be accessed on the SEC's website at www.sec.gov. Readers may read and download any public document that the Company has filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada on SEDAR at www.sedar.com.

ENFORCEMENT OF CIVIL LIABILITIES

        The Company was amalgamated under the laws of the Province of Ontario, Canada, and all of its executive offices, administrative activities and assets are located outside the United States. In addition, most of the directors and officers of the Company are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States.

        As a result, investors who reside in the United States may have difficulty serving legal process in the United States upon the Company or its directors or officers, as applicable, or enforcing judgments obtained in United States courts against any of them or the assets of any of them located outside the United States, or enforcing against them in the appropriate Canadian court judgments obtained in United States courts, including, but not limited to, judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Company or any of its directors or officers, as applicable, based upon United States federal securities laws.

        In the United States, the Company has filed with the SEC, concurrently with Aphria's registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under such Form F-X, the Company has appointed CT Corporation System as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against the Company in a U.S. court arising out of or related to or concerning the offering of the Securities under the registration statement.

DOCUMENTS INCORPORATED BY REFERENCE

        Information has been incorporated by reference in this Prospectus from documents filed with the securities commissions or similar regulatory authorities in Canada. The following documents, each of which has been filed with the securities regulatory authorities in each of the provinces and territories of Canada and is available on SEDAR at www.sedar.com, are specifically incorporated by reference into, and form an integral part of, this Prospectus:

  (a)
  the annual information form (the "AIF") of the Company dated July 31, 2019 for the fiscal year ended May 31, 2019;

  (b)
  the Company's audited consolidated financial statements for the years ended May 31, 2019 and 2018, together with the Report of Independent Registered Public Accounting Firm thereon and the notes thereto;

  (c)
  the Company's management's discussion and analysis for the year ended May 31, 2019;

  (d)
  the Company's unaudited interim financial statements for the three-month period ended August 31, 2019 and 2018, together with the notes thereto;

  (e)
  the Company's management's discussion and analysis for the three-month period ended August 31, 2019; and

  (f)
  the management information circular of the Company dated October 4, 2019 in connection with the annual meeting of shareholders of the Company to be held on November 14, 2019.

        Any documents of the type referred to in paragraphs (a)-(f) above or similar material and any documents required to be incorporated by reference herein pursuant to National Instrument 44-101 — Short Form Prospectus Distributions, including any annual information form, all material change reports (excluding confidential reports, if any), all annual and interim financial statements and management's discussion and analysis relating thereto, or information circular or amendments thereto, if filed by the Company with any securities commission or similar regulatory authority in Canada after the date of this Prospectus and before the expiry of this Prospectus, are deemed to be incorporated by reference in this Prospectus.

        Upon a new annual information form and annual consolidated financial statements being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities in Canada during the period that this Prospectus is effective, the previous annual information form, the previous annual consolidated financial statements and all interim consolidated financial statements and in each case the accompanying management's discussion and analysis, and material change reports (collectively, "New Filings"), filed prior to the commencement of the financial year of the Company in which the new annual information form is filed shall be deemed to no longer be incorporated into this Prospectus for purpose of future offers and sales of Securities under this Prospectus and will be superseded by the New Filings. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by the Company (collectively, "New Interim Filings") with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to such New Interim Filings shall be deemed to no longer be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus and will be superseded by the New Interim Filings. In addition, upon a new management information circular for an annual meeting of shareholders being filed by the Company with the applicable Canadian securities commissions or similar regulatory authorities during the period that this Prospectus is effective (the "New MIC"), the previous management information circular filed in respect of the prior annual meeting of shareholders shall no longer be deemed to be incorporated into this Prospectus for purposes of future offers and sales of Securities under this Prospectus and will be superseded by the New MIC.

        The Company may incorporate by reference into this Prospectus, or the registration statement on Form F-10 of which it forms a part, other information from documents that the Company will file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act, if and to the extent expressly provided therein. To the extent that any document or information incorporated by reference into this Prospectus is included in any report on Form 6-K, Form 40-F or Form 20-F (or any respective successor form) that is filed with or furnished to the SEC after the date of this Prospectus, such document or information shall be deemed to be incorporated by reference as an exhibit to the registration statement on Form F-10 of which this Prospectus forms a part.

        A Prospectus Supplement containing the specific terms of any offering of the Securities will be delivered to purchasers of the Securities together with this Prospectus and will be deemed to be incorporated by reference in this Prospectus as of the date of the Prospectus Supplement and only for the purposes of the offering of the Securities to which that Prospectus Supplement pertains.

        In addition, certain marketing materials (as that term is defined in applicable Canadian securities legislation) may be used in connection with a distribution of Securities under this Prospectus and the applicable Prospectus Supplement(s). Any "template version" of "marketing materials" (as those terms are defined in applicable Canadian securities legislation) pertaining to a distribution of Securities, and filed by the Company after the date of the Prospectus Supplement for the distribution and before termination of the distribution of such Securities, will be deemed to be incorporated by reference in that Prospectus Supplement for the purposes of the distribution of Securities to which the Prospectus Supplement pertains.

        Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, in any Prospectus Supplement hereto or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not constitute a part of this Prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document or statement that it modifies or supersedes.

The making of such a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it is made.

        Neither the Company nor any Selling Securityholder has provided or otherwise authorized any other person to provide investors with information other than as contained or incorporated by reference in this Prospectus or any Prospectus Supplement. If an investor is provided with different or inconsistent information, such investor should not rely on it.

DESCRIPTION OF THE BUSINESS

        The following is a summary of information about Aphria and does not contain all the information about Aphria that may be important to prospective investors. Prospective investors should read the more detailed information including, but not limited to, the AIF, financial statements and management's discussion and analysis, that are incorporated by reference into and are considered to be a part of this Prospectus.

Aphria

        Aphria is licensed to produce and sell medical and adult-use cannabis and cannabis-derived extracts in Canada under the provisions of the Cannabis Act. Aphria received its licence to produce and sell medical cannabis on November 26, 2014, followed by its licence to sell cannabis extracts on August 18, 2016. These licences (the "Licences") were extended to include the adult-use market on October 17, 2018. The Licences currently do not contain a cap on production or sales. The Licences have a current term that ends on March 25, 2020.

        Aphria's head office is based in Leamington, Ontario, adjacent to the Company's original 1,100,000 square foot Leamington greenhouse facility known as "Aphria One". On March 4, 2019, Health Canada granted an amendment permitting the Company to commence production in an additional 800,000 square feet of facilities at Aphria One, as part of the Company's Part IV and Part V Expansions (each as defined in the AIF).

        Aphria holds third-party independent good manufacturing practice ("GMP") certification of its Leamington, Ontario growing and processing facilities. The certification is for the current GMP standards of CFR 21 parts 210/211 established by the United States Food and Drug Administration for Active Pharmaceutical Ingredients and Finished Pharmaceuticals. Aphria One is in the process of obtaining EU-GMP certification ("EU-GMP") for the supply of bulk products to the Company's remaining EU-GMP sites for production of finished product.

Broken Coast

        In addition to the Licences, the Company equally holds a licence issued pursuant to the Cannabis Act in the name of its subsidiary, Broken Coast Cannabis Ltd. ("Broken Coast"). Broken Coast operates a fully licensed indoor cannabis production facility on Vancouver Island. The facility sits on a 4.5 acre parcel of owned land that has the necessary surrounding infrastructure to support further expansion. Broken Coast's licence was renewed on April 20, 2018 and provides for total production space of 44,000 square feet.

Avanti

        Through the acquisition of Nuuvera Inc., the Company acquired Brampton-based ARA — Avanti Rx Analytics Inc. ("Avanti"), which currently holds four Canadian licences: (i) Cannabis Processing Licence; (ii) Cannabis Analytical Testing Licence; (iii) Drug Establishment Licence; and, (iv) Medical Device Establishment Licence.

        In addition to allowing the Company to possess and handle cannabis and cannabis derivative products, these licences allow Avanti to engage in the possession, production, packaging, sale, transportation and delivery and testing of drugs and medical devices. The Company is also able to complete testing/analysis of active pharmaceutical ingredients.

        Avanti is currently in the process of securing EU-GMP, which will then be used as the Canadian staging site for international bound GMP certified products. The Company's EU-GMP certification will cover the extraction, post processing, testing, packaging and shipping process.

Aphria Germany

        On April 5, 2019, Aphria announced that its German subsidiary, Aphria Deutschland GmbH ("Aphria Germany") was selected by the German Federal Institute for Drugs and Medical Devices ("BfArM") to receive a licence for the domestic cultivation of medical cannabis. Subsequently, Aphria Germany secured the licence for the domestic cultivation of medical cannabis from BfArM and, Aphria was granted a cultivation licence for five of the 13 total lots awarded by BfArM.

ASG

        On June 21, 2018, the Company announced that its Malta-based subsidiary, ASG Pharma Ltd. ("ASG"), received the first import licence for medical cannabis issued by the Malta Medicines Authority. The licence allows ASG to import medical cannabis for analytical testing and research. Like Avanti, ASG is in the process of securing EU-GMP and will be the central importer and distributor of Canadian product in Europe.

Aphria Diamond

        On November 1, 2019, 1974568 Ontario Ltd., Aphria's majority-owned Leamington-based subsidiary ("Aphria Diamond"), received its licence from Health Canada to possess, cultivate, propagate, harvest, and sell cannabis. The licence has a current term that ends on November 1, 2020.

International Regulatory Framework

        The Company only conducts business in jurisdictions outside of Canada where such operations are legally permissible in accordance with the laws of the applicable jurisdiction and Canadian regulatory obligations with the TSX. As noted above, the Company has activities in jurisdictions outside of Canada, namely in Germany, Malta, Italy, Jamaica, Lesotho, Colombia and Argentina. In addition to the foregoing jurisdictions, Aphria owns subsidiaries in Bermuda (Hampstead Holdings Ltd.), Israel (Nuuvera Israel Ltd.), Portugal (APL—Aphria Portugal, Lda.), South Africa (CannInvest Africa Ltd.), Denmark (CC Pharma Nordic ApS), and United Kingdom (Goodfields Supply Co. Ltd.), but does not currently conduct business in those jurisdictions. Aphria does not currently maintain its own operations in Australia but rather owns a minority investment in a company that has operations in Australia. The Company acquired an option and right of first refusal to purchase a Brazilian incorporated entity, with the option and right of first refusal vesting only upon the entity obtaining a licence to cultivate and distribute cannabis lawfully in Brazil. The following table outlines the regulatory status of cannabis in the foreign jurisdictions where Aphria conducts business, or in the case of Brazil, where it has the option to conduct business in the future. The activities of Aphria or its local partner or affiliate in those jurisdictions can be found at pages 24-27 of the AIF.

Country	Regulatory Status and Framework
Argentina	Federally legal for medicinal use.
• Legislation restricts cultivation to government agencies which oversee the production of medicinal grade cannabis.

•

On June 6, 2019, the Ministry of Health in Argentina approved a resolution authorizing public and private health insurance companies to import and stock nonregistered medical cannabis inventory on a "compassionate use" basis

Brazil	Federally legal for medicinal use.

•

The Brazilian Health Surveillance Agency, Agência Nacional de Vigilância Sanitária, ("ANVISA"), legalized the prescription and the import of products containing the substances cannabidiol and tetrahydrocannabinol.

•

ANVISA has indicated that it is preparing regulations for the cultivation and limited sale of medical cannabis in Brazil. In the interim ANVISA has authorized a limited number of companies to conduct research and development of cannabis-based therapeutics using imported cannabis.

Colombia	Federally legal for medicinal use and scientific purposes.
• In 2016, the Colombian congress adopted Law 1787 legalizing cannabis for medical and scientific purposes.

•

Under Law 1787, the Ministry of Justice and Law oversees the cultivation of psychoactive cannabis and non-psychoactive cannabis cultivation (namely hemp) including activities such as seed production and grain production. The Ministry of Health issues the licence for manufacture of cannabis derivates. This licence covers the manufacturing, acquisition, import, export, storage, transportation, marketing and distribution of cannabis derivatives. The Ministry of Justice and Law is equally responsible for the marketing and delivery of cannabis seeds and the use of such seed for scientific purposes.

Denmark	Federally legal for medicinal use.

•

Danish law permits the authorized use of select cannabis-based medicines. In January 2018, the Danish government initiated a trial permitting doctors to prescribe additional types of medical cannabis to a defined patient group. The trial will continue for the next four years and is supported by federal funding.

• In January 2019, the Danish government implemented an executive order authorizing the bulk shipments of medical cannabis, provided that requisite permits are obtained.
Germany	Federally legal for medicinal use.
• The prescription, distribution and import of medical cannabis is overseen by the Federal Institute for Drugs and Medical Devices (the "BfArM")
• BfArM issues import permits for the import of medical cannabis for distribution through pharmacies.

•

With the legalization of cannabis, the BfArM established a cannabis agency to organize and control the cultivation of cannabis for medical use via a tender process to identify suppliers to cultivate medical cannabis within Germany.

Country	Regulatory Status and Framework
Italy	Federally legal for medicinal and industrial uses only.
• Since 2006, the sale of cannabis-based medicines for therapeutic purposes has been permitted in Italy under medical prescription of galenic formulations to be prepared by authorized chemists.
• The cultivation, production, fabrication, use, import, export, transit and trading of cannabis must be authorized by the Ministry of Health in Italy.
Jamaica	Federally legal for medicinal, scientific and therapeutic use.

•

The Cannabis Licensing Authority (the "CLA") was established in 2015 under the Dangerous Drugs Act, with powers to make and oversee the implementation of regulations for licences, permits and other authorizations for the cultivation, processing, distribution, sale and transportation of cannabis for medicinal, scientific and therapeutic purposes. Currently the regulations do not allow for the import or export of medical cannabis.

•

Licences, permits and other authorizations are required for the cultivation, processing, distribution, sale and transportation of medical cannabis. Licence applications are subjected to a rigorous review process and licencees are subject to pre-and post-licence inspection and reporting requirements. Once an applicant completes its post-production building, the CLA inspects for final and full licence approval.

Lesotho	Federally acceptable for medicinal and scientific purposes.
• In Lesotho, the Ministry of Health administers The Drugs of Abuse Act which contemplates the licensing for the manufacture, sale, distribution, import and export of cannabis and other narcotics.
• The Ministry of Health has authority to issue licences in respect of the cultivation; manufacture; supply; distribution; storage; and export of cannabis.
Malta	Federally legal for medicinal use.

•

The Cannabis Licensing Authority (the "CLA") was established in 2015 under the Dangerous Drugs Act, with powers to make and oversee the implementation of regulations for licences, permits and other authorizations for the cultivation, processing, distribution, sale and transportation of cannabis for medicinal, scientific and therapeutic purposes.

Paraguay	Currently permissible on a "compassionate use" basis.

•

On September 13, 2019, the Health Minister announced the approval of a resolution establishing the guidelines to apply for the first commercial production licences. Licence holders must donate 2% of their total production to the Paraguayan Ministry of Health who in turn expects to distribute such cannabis products for free to patients with conditions where there is scientific evidence beyond anecdotal evidence of the benefits of the product.

        The legal and regulatory requirements in the foreign countries in which the Company operates with respect to the cultivation and sale of marijuana, as well as local business culture and practices are different from those in Canada. Prior to commencing operating in a new country, the Company, in partnership with its local legal counsel, consultants and partners, conducts legal and commercial due diligence in order to ensure that it and its officers and directors gain a sufficient understanding of the legal, political and commercial framework and specific risks associated with operating in such jurisdiction. Where possible, the Company seeks to work with respected and experienced local partners who can help the Company to understand and navigate the local business and operating environment, language and cultural differences. In consultation with its advisors, the

Company takes steps it deems appropriate in light of the level of activity and investment it expects to have in each country to ensure the management of risks and the implementation of necessary internal controls. See "Risk Factors—Operations in Foreign Jurisdictions" in the AIF.

SHARE STRUCTURE

        Aphria has authorized capital of an unlimited number of Common Shares without par value, of which 252,481,102 are issued and outstanding as of the date of this Prospectus. All shares in the capital of Aphria are of the same class.

        The holders of Aphria Shares are entitled to dividends, if, as and when declared by the board of directors of Aphria, to one vote per Common Share at shareholder meetings of the Company and, upon liquidation, to share equally in such assets of Aphria as are distributable to the holders of Common Shares.

CONSOLIDATED CAPITALIZATION

        There have been no material changes to the Company's share and loan capitalization on a consolidated basis since August 31, 2019, the date of the Company's most recent financial statements, except the following:

  (a)
  subsequent to August 31, 2019, a total of 125,371 Common Shares were issued pursuant to the exercise of stock options for gross proceeds of $235,349;

  (b)
  subsequent to August 31, 2019, a total of 518,488 Common Shares were issued pursuant to the exercise of RSUs for nil gross proceeds;

  (c)
  subsequent to August 31, 2019, a total of 323,636 Common Shares were issued pursuant to the exercise of warrants for gross proceeds of $485,454;

  (d)
  subsequent to August 31, 2019, a total of 300,000 stock options were granted on October 17, 2019 having an exercise price of $6.63 per share and expiring on October 17, 2024, and a total of 507,982 stock options were granted on November 14, 2019 having an exercise price of $6.26 and expiring on November 14, 2024; and

  (e)
  subsequent to August 31, 2019, a total of 452,488 RSUs were issued on October 16, 2019, a total of 23,623 RSUs were issued on October 17, 2019, and a total of 1,307,805 RSUs were issued on November 14, 2019.

        The applicable Prospectus Supplement will describe any material change, and the effect of such material change, on the share and loan capitalization of the Company that will result from the issuance of Securities pursuant to such Prospectus Supplement.

USE OF PROCEEDS

        The use of proceeds from the sale of Securities will be described in the applicable Prospectus Supplement relating to a specific offering and sale of Securities. Among other potential uses, the Company may use the net proceeds from the sale of Securities for general corporate purposes, including funding ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, capital projects and potential future acquisitions, including in relation to international expansion.

        Management of the Company will retain broad discretion in allocating the net proceeds of any offering of Securities under this Prospectus and the Company's actual use of the net proceeds will vary depending on the availability and suitability of investment opportunities and its operating and capital needs from time to time. All expenses relating to an offering of Securities and any compensation paid to underwriting dealers or agents as the case may be, will be paid out of the proceeds from the sale of Securities, unless otherwise stated in the applicable Prospectus Supplement. See "Risk Factors — Discretion in the Use of Proceeds".

        The Company may, from time to time, issue securities (including Securities) other than pursuant to this Prospectus. The Company will not receive any proceeds from any sale of Securities by a Selling Securityholder.

 PLAN OF DISTRIBUTION

        The Company and the Selling Securityholders may from time to time during the 25-month period that this Prospectus, including any amendments hereto, remains valid, offer for sale and issue, as applicable, up to an aggregate of US$500,000,000 (or the equivalent in other currencies based on the applicable exchange rate at the time of the offering) in Securities hereunder.

        The Company and the Selling Securityholders may offer and sell the Securities to or through underwriters or dealers purchasing as principals, and may also sell directly to one or more purchasers or through agents or pursuant to applicable statutory exemptions. The Prospectus Supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by the Company or any Selling Securityholder in connection with the offering and sale of the Securities, and will set forth the terms of the offering of such Securities, including, to the extent applicable, any fees, discounts or any other compensation payable to underwriters, dealers or agents in connection with the offering, the method of distribution of the Securities, the identity of the Selling Securityholders, the initial issue price, the proceeds that the Company will receive and any other material terms of the plan of distribution. Any initial offering price and discounts, concessions or commissions allowed or re-allowed or paid to dealers may be changed from time to time.

        In addition, the Securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or one of its subsidiaries. The consideration for any such acquisition may consist of the Securities separately, a combination of Securities or any combination of, among other things, Securities, cash and assumption of liabilities. In addition, one or more Selling Securityholders of the Company may sell Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly, through statutory exemptions, or through agents designated from time to time. See "Selling Securityholders".

        The Securities may be sold from time to time in one or more transactions at a fixed price or prices or at prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing prices or at negotiated prices, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the TSX, the NYSE or other existing trading markets for the Securities. The price at which the Securities will be offered and sold may vary from purchaser to purchaser and during the period of distribution. If the Company conducts an "at-the-market distribution" under this Prospectus, it will submit an application to the Ontario Securities Commission, as principal regulator of the Company, pursuant to National Policy 11-203—Process for Exemptive Relief Applications in Multiple Jurisdictions (the "Application") for a decision providing for the required exemptions. The Application and the exemptive relief will be described in the Prospectus Supplement that qualifies such "at-the-market distribution".

        In connection with the sale of the Securities, underwriters, dealers or agents may receive compensation from the Company, any Selling Securityholder or from other parties, including in the form of underwriters', dealers' or agents' fees, commissions or concessions. Underwriters, dealers and agents that participate in the distribution of the Securities may be deemed to be underwriters for the purposes of applicable U.S. and/or Canadian securities legislation and any such compensation received by them from the Company or any Selling Securityholder and any profit on the resale of the Securities by them may be deemed to be underwriting commissions. In connection with any offering of Securities, except as otherwise set out in a Prospectus Supplement relating to a particular offering of Securities and other than in relation to an "at-the-market" distribution, the underwriters, dealers or agents, as the case may be, may over-allot or effect transactions intended to fix, stabilize, maintain or otherwise affect the market price of the Securities at a level other than those which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

        Underwriters, dealers or agents who participate in the distribution of the Securities may be entitled, under agreements to be entered into with the Company and/or any Selling Securityholder, to indemnification by the Company and/or any Selling Securityholder against certain liabilities, including liabilities under U.S. and/or Canadian securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

        Unless otherwise specified in the applicable Prospectus Supplement, each series or issue of Securities (other than Common Shares) will be a new issue of Securities with no established trading market. Accordingly, there is currently no market through which the Securities (other than Common Shares) may be sold and purchasers may not be able to resell such Securities purchased under this Prospectus. This may affect the pricing of such Securities in the secondary market, the transparency and availability of trading prices, the liquidity of such Securities and the extent of issuer regulation. See "Risk Factors".

SELLING SECURITYHOLDERS

        This Prospectus may also, from time to time, relate to the offering of the Securities by way of a secondary offering by certain Selling Securityholders.

        The terms under which the Securities may be offered by Selling Securityholders will be described in the applicable Prospectus Supplement. The Prospectus Supplement for or including any offering of Securities by Selling Securityholders will include, without limitation, where applicable: (i) the names of the Selling Securityholders; (ii) the number and type of Securities owned, controlled or directed by each Selling Securityholder; (iii) the number of Securities being distributed for the accounts of each Selling Securityholder; (iv) the number of Securities to be owned, controlled or directed by each Selling Securityholder after the distribution and the percentage that number or amount represents out of the total number of outstanding Securities; (v) whether the Securities are owned by the Selling Securityholders, both of record and beneficially, of record only or beneficially only; (vi) if a Selling Securityholder purchased any of the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the date or dates the Selling Securityholder acquired the Securities; (vii) if a Selling Securityholder acquired the Securities held by him, her or it in the 12 months preceding the date of the Prospectus Supplement, the cost thereof to the Selling Securityholder in the aggregate and on a per security basis; and (viii) the disclosure required by Item 1.11 of Form 44-101F1 Short Form Prospectus and Selling Securityholders will file a non-issuer's submission to jurisdiction form with the applicable Prospectus Supplement.

DESCRIPTION OF SECURITIES

        The following is a brief summary of certain general terms and provisions of the Securities as at the date of this Prospectus. The summary does not purport to be complete and is indicative only. The specific terms of any Securities to be offered under this Prospectus, and the extent to which the general terms described in this Prospectus apply to such Securities, will be set forth in the applicable Prospectus Supplement. Moreover, a Prospectus Supplement relating to a particular offering of Securities may include terms pertaining to the Securities being offered thereunder that are not within the terms and parameters described in this Prospectus.

Common Shares

        The following is a brief summary of the material attributes of the Common Shares. This summary does not purport to be complete. Common Shares may be sold separately or together with separately or together with other Securities, as the case may be.

        The holders of the Common Shares are entitled to one vote per share at all meetings of the shareholders of the Company either in person or by proxy. The holders of Common Shares are also entitled to dividends, if and when declared by the directors of the Company and the distribution of the residual assets of the Company in the event of a liquidation, dissolution or winding up of the Company. The Common Shares rank equally as to all benefits which might accrue to the holders thereof, including the right to receive dividends, voting powers, and participation in assets and in all other respects, on liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other disposition of the assets of the Company among its shareholders for the purpose of winding up its affairs after the Company has paid out its liabilities. The Common Shares are not subject to call or assessment rights or any pre-emptive or conversion rights. There are no provisions for redemption, purchase for cancellation, surrender or purchase of funds.

Warrants

        The following is a brief summary of certain general terms and provisions of the Warrants that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Warrants as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Warrants, and the extent to which the general terms and provisions described below may apply to such Warrants will be described in the applicable Prospectus Supplement.

        Warrants may be offered separately or together with other Securities, as the case may be. Each series of Warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as Warrant agent or may be issued as stand-alone contracts. The applicable Prospectus Supplement will include details of the Warrant agreements, if any, governing the Warrants being offered. The Warrant agent, if any, will be expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of Warrant certificates or beneficial owners of Warrants. A copy of any warrant indenture or any warrant agency agreement relating to an offering of Warrants will be filed by the Company with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

        Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Warrants being offered thereby, which may include, without limitation, the following (where applicable):

  •
  the designation of the Warrants;

  •
  the aggregate number of Warrants offered and the offering price;

  •
  the designation, number and terms of the other Securities purchasable upon exercise of the Warrants, and procedures that will result in the adjustment of those numbers;

  •
  the exercise price of the Warrants;

  •
  the dates or periods during which the Warrants are exercisable including any "early termination" provisions;

  •
  the designation, number and terms of any Securities with which the Warrants are issued;

  •
  if the Warrants are issued as a unit with another Security, the date on and after which the Warrants and the other Security will be separately transferable;

  •
  whether such Warrants are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  •
  any minimum or maximum amount of Warrants that may be exercised at any one time;

  •
  whether such Warrants will be listed on any securities exchange;

  •
  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants;

  •
  certain material Canadian tax consequences of owning the Warrants; and

  •
  any other material terms and conditions of the Warrants.

Subscription Receipts

        The following is a brief summary of certain general terms and provisions of the Subscription Receipts that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Subscription Receipts as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Subscription Receipts, and the extent to which the general terms and provisions described below may apply to such Subscription Receipts will be described in the applicable Prospectus Supplement. Subscription Receipts may be offered separately or together with other Securities, as the case may be.

        The Subscription Receipts may be issued under a subscription receipt agreement. The applicable Prospectus Supplement will include details of the subscription receipt agreement, if any, governing the Subscription Receipts being offered. The Company will file a copy of any subscription receipt agreement, if any, relating to an offering of Subscription Receipts with the relevant securities regulatory authorities in Canada after it has been entered into by the Company.

        Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Subscription Receipts being offered thereby, which may include, without limitation, the following (where applicable):

  •
  the number of Subscription Receipts;

  •
  the price at which the Subscription Receipts will be offered;

  •
  the terms, conditions and procedures for the conversion of the Subscription Receipts into other Securities;

  •
  the dates or periods during which the Subscription Receipts are convertible into other Securities;

  •
  the designation, number and terms of the other Securities that may be exchanged upon conversion of each Subscription Receipt;

  •
  the designation, number and terms of any other Securities with which the Subscription Receipts will be offered, if any, and the number of Subscription Receipts that will be offered with each Security;

  •
  whether such Subscription Receipts are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

  •
  terms applicable to the gross or net proceeds from the sale of the Subscription Receipts plus any interest earned thereon;

  •
  certain material Canadian tax consequences of owning the Subscription Receipts; and

  •
  any other material terms and conditions of the Subscription Receipts.

Debt Securities

        The following is a brief summary of certain general terms and provisions of the Debt Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Debt Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Debt Securities, and the extent to which the general terms and provisions described below may apply to such Debt Securities will be described in the applicable Prospectus Supplement.

        Debt Securities may be offered separately or in combination with one or more other Securities. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issuance of Debt Securities pursuant to this Prospectus.

        The Company may issue Debt Securities under an indenture (the "Base Indenture"), dated August 23, 2019 between the Company and GLAS Trust Company LLC, as trustee, as supplemented by a supplemental indenture or an officers' certificate of the Company with respect to each series of Debt Securities issued pursuant to the Base Indenture (the Base Indenture, as supplemented, the "Indenture"). The Base Indenture has been filed with the SEC as an exhibit to the Registration Statement of which this Prospectus is a part and is incorporated by reference herein. Except as otherwise specified in the applicable Prospectus Supplement, the Debt Securities will constitute the direct, unconditional and unsecured obligations of the Company and shall rank pari passu and ratably without preference among themselves and pari passu with all other unsecured and unsubordinated obligations of the Company.

        The applicable Prospectus Supplement will describe the specific terms relating to such Debt Securities and the terms of the offering, including, where applicable, some or all of the following, among other matters:

  •
  the title of the Debt Securities;

  •
  any limit on the aggregate principal amount of the Debt Securities and, if no limit is specified, the Company will have the right to re-open such series for the issuance of additional Debt Securities from time to time;

  •
  the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Debt Securities of the series is payable;

  •
  the rate or rates at which the Debt Securities of the series will bear interest, if any, or the method by which such rate or rates will be determined, whether such interest will be payable in cash or additional Debt Securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series, the date or dates from which such interest will accrue, or the method by which such date or dates will be determined;

  •
  the place or places the Company will pay principal, premium and interest, if any, and the place or places where Debt Securities can be presented for registration of transfer, exchange or conversion;

  •
  the period or periods within which, the price or prices at which, the currency (if other than U.S. dollars) in which, and other terms and conditions upon which Debt Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option;

  •
  whether the Company will be obligated to redeem, repay or repurchase the Debt Securities pursuant to any sinking or other provision, or at the option of a holder and the terms and conditions of such redemption, repayment or repurchase;

  •
  the denominations in which the Company will issue any registered Debt Securities, if other than denominations of $2,000 and any multiple of $1,000 and, if other than denominations of $5,000, the denominations in which any unregistered Debt Security will be issuable;

  •
  the applicability of, and any changes or additions to, the provisions for defeasance;

  •
  whether the holders of any series of Debt Securities have special rights if specified events occur;

  •
  any deletions from, modifications of or additions to the events of default or covenants;

  •
  whether the Company will issue the Debt Securities as unregistered securities, registered securities or both;

  •
  the terms, if any, for any conversion or exchange of the Debt Securities for any other securities;

  •
  whether payment of the Debt Securities will be guaranteed by any other person;

  •
  whether the payment of principal, interest and premium, if any, on the Debt Securities will be the Company's senior, senior subordinated or subordinated obligations; and

  •
  any other terms, conditions, rights and preferences (or limitations on such rights and preferences).

Convertible Securities

        The following is a brief summary of certain general terms and provisions of the Convertible Securities that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Convertible Securities as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Convertible Securities, and the extent to which the general terms and provisions described below may apply to such Convertible Securities will be described in the applicable Prospectus Supplement.

        The Convertible Securities will be convertible or exchangeable into Common Shares and/or other Securities. The Convertible Securities convertible or exchangeable into Common Shares and/or other Securities may be offered separately or together with other Securities, as the case may be. The applicable Prospectus

Supplement will include details of the agreement, indenture or other instrument to which such Convertible Securities will be created and issued.

        Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Convertible Securities being offered thereby, which may include, without limitation, the following (where applicable):

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  the number of such Convertible Securities offered;

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  the price at which such Convertible Securities will be offered;

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  the procedures for the conversion or exchange of such Convertible Securities into or for Common Shares and/or other Securities;

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  the number of Common Shares and/or other Securities that may be issued upon the conversion or exchange of such Convertible Securities;

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  the period or periods during which any conversion or exchange may or must occur;

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  the designation and terms of any other Convertible Securities with which such Convertible Securities will be offered, if any;

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  the gross proceeds from the sale of such Convertible Securities;

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  whether the Convertible Securities will be listed on any securities exchange;

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  whether the Convertible Securities are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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  certain material Canadian tax consequences of owning the Convertible Securities; and

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  any other material terms and conditions of the Convertible Securities.

Units

        The following is a brief summary of certain general terms and provisions of the Units that may be offered pursuant to this Prospectus. This summary does not purport to be complete. The particular terms and provisions of the Units as may be offered pursuant to this Prospectus will be set forth in the applicable Prospectus Supplement pertaining to such offering of Units, and the extent to which the general terms and provisions described below may apply to such Units will be described in the applicable Prospectus Supplement. Units may be offered separately or together with other Securities, as the case may be.

        Each applicable Prospectus Supplement will set forth the terms and other information with respect to the Units being offered thereby, which may include, without limitation, the following (where applicable):

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  the number of Units;

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  the price at which the Units will be offered;

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  the designation, number and terms of the Securities comprising the Units;

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  whether the Units will be issued with any other Securities and, if so, the amount and terms of these Securities;

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  terms applicable to the gross or net proceeds from the sale of the Units plus any interest earned thereon;

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  the date on and after which the Securities comprising the Units will be separately transferable;

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  whether the Securities comprising the Units will be listed on any securities exchange;

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  whether such Units or the Securities comprising the Units are to be issued in registered form, "book-entry only" form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

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  any terms, procedures and limitations relating to the transferability, exchange or exercise of the Units;

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  certain material Canadian tax consequences of owning the Units; and

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  any other material terms and conditions of the Units.

PRIOR SALES

        Information in respect of prior sales of the Common Shares and other Securities distributed under this Prospectus and for securities that are convertible or exchangeable into the Common Shares or such other Securities within the previous 12-month period will be provided, as required, in a Prospectus Supplement with respect to the issuance of the Common Shares and/or other Securities pursuant to such Prospectus Supplement.

TRADING PRICE AND VOLUME

        The Common Shares are currently listed on the TSX and NYSE under the trading symbol "APHA". Trading price and volume of the Common Shares will be provided, as required, in each Prospectus Supplement.

DIVIDENDS

        Aphria has never paid any dividends on its Common Shares. Aphria does not intend to pay dividends on any of its Common Shares in the foreseeable future. Any decision to pay dividends on its Common Shares in the future will be at the discretion of the Company's board of directors and will depend on, among other things, the Company's results of operations, current and anticipated cash requirements and surplus, financial condition, any future contractual restrictions and financing agreement covenants, solvency tests imposed by corporate law and other factors that the board of directors may deem relevant.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

        Owning any of the Securities may subject holders to tax consequences. The applicable Prospectus Supplement may describe certain Canadian federal income tax consequences to an investor of acquiring, owning and disposing of any of the Securities offered thereunder. Prospective investors should consult their own tax advisors prior to deciding to purchase any of the Securities.

RISK FACTORS

        Before deciding to invest in any Securities, prospective investors of the Securities should consider carefully the risk factors and the other information contained and incorporated by reference in this Prospectus and the applicable Prospectus Supplement relating to a specific offering of Securities before purchasing the Securities, including those risks identified and discussed under the heading "Risk Factors" in the AIF, which is incorporated by reference herein. See "Documents Incorporated by Reference".

        An investment in the Securities offered hereunder is speculative and involves a high degree of risk. The risks and uncertainties described or incorporated by reference herein are not the only ones the Company may face. Additional risks and uncertainties, including those that the Company is unaware of or that are currently deemed immaterial, may also become important factors that affect the Company and its business. If any such risks actually occur, the Company's business, financial condition and results of operations could be materially adversely affected.

        Prospective investors should carefully consider the risks below and in the AIF and the other information elsewhere in this Prospectus and the applicable Prospectus Supplement and consult with their professional advisors to assess any investment in the Company.

        In addition, investors are cautioned not to place undue reliance on forward-looking statements in this Prospectus, the documents incorporated herein and the Company's other public disclosure. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, of both a general and specific nature, that could cause actual results to differ materially from those suggested by the forward-looking statements or contribute to the possibility that predictions, forecasts and projections will prove to be materially inaccurate.

Risks Related to the Securities

Return on Securities is not Guaranteed

        There is no guarantee that the Securities will earn any positive return in the short term or long term. A holding of Securities is speculative and involves a high degree of risk and should be undertaken only by holders whose financial resources are sufficient to enable them to assume such risks and who have no need for immediate liquidity in their investment. A holding of Securities is appropriate only for holders who have the capacity to absorb a loss of some or all of their holdings.

Discretion in the Use of Proceeds

        Management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of Securities under this Prospectus or a future Prospectus Supplement and may spend such proceeds in ways that do not improve the Company's results of operations or enhance the value of the Common Shares or its other securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business or cause the price of the securities of the Company issued and outstanding from time to time to decline.

Dilution

        The Company may sell additional Common Shares or other Securities that are convertible or exchangeable into Common Shares in subsequent offerings or may issue additional Common Shares or other Securities to finance future acquisitions. The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other Securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other Securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company's stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares on the TSX and/or NYSE may decrease due to the additional amount of Common Shares available in the market.

Volatile Market Price of the Common Shares

        The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company's control. This volatility may affect the ability of holders of Common Shares to sell their securities at an advantageous price. Market price fluctuations in the Common Shares may be due to the Company's operating results failing to meet expectations of securities analysts or investors in any period, downward revision in securities analysts' estimates, adverse changes in general market conditions or economic trends, acquisitions, dispositions or other material public announcements by the Company or its competitors, along with a variety of additional factors. These broad market fluctuations may adversely affect the market price of the Common Shares.

        Financial markets have historically at times experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Common Shares may decline even if the Company's operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company's operations could be adversely impacted and the trading price of the Common Shares may be materially adversely affected.

Liquidity

        Shareholders of the Company may be unable to sell significant quantities of Common Shares into the public trading markets without a significant reduction in the price of their Common Shares, or at all. There can be no assurance that there will be sufficient liquidity of the Common Shares on the trading market, and that the Company will continue to meet the listing requirements of the TSX, the NYSE or achieve listing on any other public listing exchange.

        There is currently no market through which the Securities, other than the Common Shares, may be sold and, unless otherwise specified in the applicable Prospectus Supplement, none of the Warrants, Subscription Receipts, Debt Securities, Convertible Securities, or Units will be listed on any securities or stock exchange or any automated dealer quotation system. As a consequence, purchasers may not be able to resell Warrants, Subscription Receipts, Debt Securities, Convertible Securities, or Units purchased under this Prospectus or any Prospectus Supplement. This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these securities and the extent of issuer regulation. There can be no assurance that an active trading market for the Securities, other than the Common Shares, will develop or, if developed, that any such market, including for the Common Shares, will be sustained.

Risks Related to the Company's Business and the Cannabis Industry

Reliance on Licence

        The Company's ability to cultivate, store and sell cannabis and cannabis oil in Canada is dependent on maintaining its Licence with Health Canada and licences through its various subsidiaries. Failure to comply with the requirements of the Licence or any subsidiary licence or any failure to maintain its Licence or any subsidiary licence may have a material adverse impact on the Company's business, financial condition and results. There can be no guarantees that Health Canada will extend or renew the Licences as necessary or, if it extended or renewed, that the Licences will be extended or renewed on the same or similar terms. Should Health Canada not extend or renew the Licences or should it renew the Licences on different terms, the Company's business, financial condition and results of operations may be materially adversely affected.

Recent Announcements and Risks Regarding Vaporizer Products

        On October 4, 2019, the U.S. Food and Drug Administration issued a warning to the public to stop using vaping liquids containing cannabis derivatives and ingredients, such as CBD and THC, in light of a potential but unconfirmed link to lung injuries such as severe pulmonary illness. Such warnings appear to be particularly focused on the use of vaping liquids purchased from unlicensed or unregulated retailers. Lung injuries associated with the use of cannabis derivative containing vaping liquid have equally been reported in Canada but to a lesser extent. In response, Health Canada has issued an information update advising Canadians who use cannabis derivative containing vaping liquids to monitor themselves for symptoms of pulmonary illness. There may be further governmental and private sector actions aimed at reducing the sale of cannabis containing vaping liquids and/or seeking to hold manufacturers of cannabis containing vaping liquids responsible for the adverse health effects associated with the use of these vaping products. These actions, combined with potential deterioration in the public's perception of cannabis containing vaping liquids, may result in a reduced market for the Company's vaporizer products. Federal, provincial and local regulations or actions that prohibit or restrict the sale of the Company's vaporizer products including cannabis derivative vaping liquids, or that decrease consumer demand for the Company's products by prohibiting their use, raising the minimum age for their purchase, raising the purchase prices to unattractive levels via taxation, or banning their sale, could adversely impact the financial condition and results of operations of the Company.

The Long-term Health Impacts Associated with Use of Cannabis and Cannabis Derivative Products are Unknown

        Although there is a long history of human consumption of cannabis, there is little in the way of longitudinal studies on the short-term and long-term effects of cannabis use on human health, whether used for recreational or medicinal purposes. As such, there are inherent risks associated with using the Company's cannabis and cannabis derivative products. The Company's cannabis and cannabis derivative products should always be used only as specifically instructed by the Company on the packaging and associated product information or product insert prepared by the Company. Consumers should never modify cannabis products or cannabis derivative products or add substances to such products as this may result in increased health risks and unpredictable adverse reactions. Previously unknown or unforeseeable adverse reactions arising from human consumption of cannabis products may occur and consumers should consume cannabis at their own risk or in accordance with the direction of a health care practitioner.

Company's Expansion Efforts may not be Successful and Company's Operations are Subject to Risk as a Result of Company's Expansion Efforts including Company's International Expansion

        There is no guarantee that the Company's expansion strategy (including receiving the expected Health Canada approvals in a timely fashion if at all) will be completed in the currently proposed form, if at all, nor is there any guarantee that the Company will be able to expand into additional jurisdictions. There is also no guarantee that the Company's intentions to acquire and/or construct additional cannabis production and manufacturing facilities in Canada and in other jurisdictions with federally legal cannabis markets, and to expand the Company's marketing and sales initiatives will be successful. Any such activities will require, among other things, various regulatory approvals, licences and permits (such as additional licences from Health Canada under the Cannabis Act, as applicable) and there is no guarantee that all required approvals, licences and permits will be obtained in a timely fashion or at all. There is also no guarantee that the Company will be able to complete any of the foregoing activities as anticipated or at all.

        The Company's failure to successfully execute its international expansion strategy (including receiving required regulatory approvals, licences and permits) could adversely affect the Company's business, financial condition and results of operations and may result in the Company failing to meet anticipated or future demand for its cannabis products, when and if it arises.

        The Company's expansion into jurisdictions outside of Canada is subject to additional business risks, including new or unexpected risks or could significantly increase the Company's exposure to one or more existing risk factors, including economic instability, changes in laws and regulations, and the effects of competition. In addition, international expansion could subject the Company's business to certain risks relating to fluctuating exchange rates or require a number of up-front expenses, including those associated with obtaining regulatory approvals, as well as additional ongoing expenses, including those associated with infrastructure, staff and regulatory compliance. These factors may limit the Company's ability to successfully expand its operations into such jurisdictions and may have a material adverse effect on the Company's business, financial condition and results of operations.

Operations in Foreign Jurisdictions

        The Company has operations in various emerging markets and may have operations in additional emerging markets in the future. Such operations expose the Company to the socioeconomic conditions as well as the laws governing the cannabis industry in such countries. Inherent risks with conducting foreign operations include, but are not limited to: high rates of inflation; extreme fluctuations in currency exchange rates, military repression; war or civil war; social and labor unrest; organized crime; hostage taking; terrorism; violent crime; expropriation and nationalization; renegotiation or nullification of existing licences, approvals, permits and contracts; changes in taxation policies; restrictions on foreign exchange and repatriation; and changing political norms, banking and currency controls and governmental regulations that favor or require us to award contracts in, employ citizens of, or purchase supplies from, the jurisdiction.

        Governments in certain foreign jurisdictions intervene in their economies, sometimes frequently, and occasionally make significant changes in policies and regulations. Changes, if any, in cannabis industry or investment policies or shifts in political attitude in the countries in which the Company operates may adversely affect its operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on production, price controls, export controls, currency remittance, importation of product and supplies, income and other taxes, royalties, the repatriation of profits, expropriation of property, foreign investment, maintenance of concessions, licences, approvals and permits, environmental matters, land use, land claims of local people, water use and workplace safety. Failure to comply strictly with applicable laws, regulations and local practices could result in loss, reduction or expropriation of licences, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests.

        The Company continues to monitor developments and policies in the emerging markets in which its operates and assess the impact thereof to our operations; however, such developments cannot be accurately predicted and could have an adverse effect on the Company's business, financial condition and results of operations.

Corruption and Fraud in Emerging Markets

        There are uncertainties, corruption and fraud relating to title ownership of real property in certain emerging markets in which the Company operates or may operate. Property disputes over title ownership are frequent in emerging markets, and, as a result, there is a risk that errors, fraud or challenges could adversely affect the Company's ability to operate in such jurisdictions. Any of the foregoing risks and uncertainties could have a material adverse effect on the Company's business, financial condition, results of operations and prospects.

Risks Inherent to the Cannabis Industry

        The Company operates in a highly regulated and rapidly evolving market. Sometimes new risks emerge and management may not be able to predict all of them, or be able to predict how they may cause actual results to be different from those contained in any forward-looking statements. Failure to comply with the requirements of the licence(s) or any failure to maintain the licence(s) would have a material adverse impact on the business, financial condition and operating results of the Company.

        The industry is subject to extensive controls and regulations, which may significantly affect the financial condition of market participants. The marketability of any product may be affected by numerous factors that are beyond the Company's control and which cannot be predicted, such as changes to government regulations, including those relating to taxes and other government levies that may be imposed. Changes in government levies, including taxes, could reduce the Corporation's earnings and could make future capital investments or the Corporation's operations uneconomic.

Limited Standardized Research on the Effect of Cannabis

        To date, there is limited standardization in the research of the effects of cannabis, and future clinical research studies may lead to conclusions that dispute or conflict with the Company's understanding and belief regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis. Research in Canada, the United States and internationally regarding the medical benefits, viability, safety, efficacy and dosing of cannabis or isolated cannabinoids (such as CBD and THC) remains in relatively early stages.

        Future research and clinical trials may draw opposing conclusions to statements in this Prospectus or could reach different or negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing or other facts and perceptions related to cannabis, which could adversely affect social acceptance of cannabis and the demand for the Company's products.

Relative Newness of the Cannabis Industry and Market in Canada

        As a licence holder authorized to process cannabis, the Company will be operating its business in a relatively new industry and market, and the Company's success in the cannabis market will depend in part on its ability to attract and retain customers. In addition to being subject to general business risks applicable to a business involving an agricultural product and a regulated consumer product, the Company will need to make significant investments in its business strategy. These investments include the procurement of raw material, extraction equipment, site improvements and research and development projects. The Company expects that competitors will undertake similar investments to compete with it. Competitive conditions, consumer preferences, customer requirements and spending patterns in this industry and market are relatively unknown and may have unique circumstances that differ from other existing industries and markets and cause the

Company's future efforts to develop its business to be unsuccessful or to have undesired consequences for it. As a result, the Company may not be successful in its efforts to attract customers or to develop new cannabis products and produce and distribute these cannabis products, or these activities may require significantly more resources than it currently anticipate in order to be successful.

Unfavorable Publicity or Consumer Perception

        The Company believes the cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of cannabis and related products distributed to such consumers. Consumer perception of the Company's products can be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favourable to the cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favourable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for the Company's products and the business, results of operations, financial condition and cash flows of the Company. The Company's dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the Company, the demand for the Company's products, and the business, results of operations, financial condition and cash flows of the Company.

        Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of cannabis and related products in general, or the Company's products specifically, or associating the consumption of cannabis or related products with illness or other negative effects or events, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers' failure to consume such products appropriately or as directed. The increased usage of social media and other web-based tools used to generate, publish and discuss user-generated content and to connect with other users has made it increasingly easier for individuals and groups to communicate and share opinions and views in regard to the Company and its activities, whether true or not. Although the Company believes that it operates in a manner that is respectful to all stakeholders and that it takes care in protecting its image and reputation, it does not ultimately have direct control over how it is perceived by others. Reputational loss may result in decreased investor confidence, increased challenges in developing and maintaining community relations and an impediment to the Company's overall ability to advance its projects, thereby having a material adverse impact on its financial performance, financial condition, cash flows and growth prospects.

Litigation

        From time to time, the Company may become involved in legal proceedings or be subject to claims, some of which arise in the ordinary course of the Company's business. Litigation is inherently uncertain, and any adverse outcomes could negatively affect the Company's business, results of operations, financial condition, brand and/or the trading price of its securities. In addition, litigation can involve significant management time and attention and be expensive, regardless of outcome. During the course of litigation, there may be announcements of the results of hearings and motions and other interim developments related to the litigation. If securities analysts or investors regard these announcements as negative, the trading price of the Company's securities may decline. In addition, the Company evaluates these litigation claims and legal proceedings to assess the likelihood of unfavorable outcomes and to estimate, if possible, the amount of potential losses. Based on these assessments and estimates, the Company may establish reserves or disclose the relevant litigation claims or legal proceedings, as appropriate. These assessments and estimates are based on the information available to management at the time and involve a significant amount of management judgment. Actual outcomes or losses may differ materially from the Company's current assessments and estimates.

        The Company was served statements of claim in class action lawsuits against it and certain of its current and former officers. These claims relate to alleged misconduct in connection with the Company's acquisitions of LATAM Holdings Inc. and Nuuvera Holdings Limited, and the Company's June 2018 Offering (as defined in the

AIF). At the present time, the Company is aware of seven such claims, four of which were commenced in the United States (which have since been consolidated into a single complaint) and three of which were commenced in Canada. The US claims include alleged violations of Section 10(b) of the U.S. Exchange Act, Rule 10b-5 under the Exchange Act and Section 20(a) of the Exchange Act. The Canadian claims include alleged statutory and common law misrepresentation and oppression. The Company intends to vigorously defend itself in each of these actions. With respect to the cases commenced in the United States, the Company is self-insured for the costs associated with any award or damages arising from such actions and has entered into indemnity agreements with each of the Company's directors and officers and, subject to certain exemptions, will cover any costs incurred by them in connection with any of the class action claims. With respect to the cases commenced in Canada, the Company's insurance policies may not be sufficient to cover any judgments against it.

Risks Related to Regulation of Cannabis Industry

        Achievement of the Company's business objectives is contingent, in part, upon compliance with regulatory requirements enacted by governmental authorities and obtaining all regulatory approvals, where necessary, for the sale of its products. The Company cannot predict the impact of the compliance regime Health Canada is implementing for the Canadian adult-use and medical cannabis industries under the Cannabis Regulations or the impact of the compliance regime that countries such as Germany, Italy, Lesotho, Malta, Colombia, Argentina, Brazil, Denmark, Paraguay or Jamaica are implementing and the method in which their governmental authorities will implement the adult-use or medical cannabis industry. Similarly, the Company cannot predict the time required to secure all appropriate regulatory approvals for its products, or the extent of testing and documentation that may be required by governmental authorities. The impact of Health Canada's compliance regime, any delays in obtaining, or failure to obtain regulatory approvals may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on the business, results of operations and financial condition of the Company.

        The Company will incur ongoing costs and obligations related to regulatory compliance, including regulations relating to continuous disclosure and other applicable securities laws. Failure to comply with regulations may result in additional costs for corrective measures, penalties or restrictions on the Company's operations. In addition, changes in regulations, more vigorous enforcement thereof or other unanticipated events could require extensive changes to the Company's operations, increased compliance costs or give rise to material liabilities, which could have a material adverse effect on the business, results of operations and financial condition of the Company.

        The legal and regulatory requirements in the foreign countries in which the Company operates or will operate with respect to the cultivation and sale of cannabis, banking systems and controls, as well as local business culture and practices are different from those in Canada. The Company must rely, to a great extent, on local legal counsel, consultants and advisors retained by it in order to keep apprised of legal, regulatory and governmental developments as they pertain to and affect the Company's business, and to assist the Company with its governmental relations. The Company must rely, to some extent, on those members of management and the Board who have previous experience working and conducting business in these countries, if any, in order to enhance its understanding of and appreciation for the local business culture and practices. The Company also relies on the advice of local experts and professionals in connection with current and new regulations that develop in respect of the cultivation and sale of cannabis as well as in respect of banking, financing, labour, litigation and tax matters in these jurisdictions. Any developments or changes in such legal, regulatory or governmental requirements or in local business practices are beyond the Company's control. The impact of any such changes may adversely affect the Company's business, financial condition and results of operations.

Risks Related to Changes in Laws, Regulations and Guidelines

        The Company's operations are subject to various laws, regulations and guidelines relating to the manufacture, management, packaging/labelling, advertising, sale, transportation, storage and disposal of adult-use or medical cannabis but also including laws and regulations relating to drugs, controlled substances, health and safety, the conduct of operations and the protection of the environment. Changes to such laws, regulations and guidelines due to matters beyond the control of the Company may cause adverse effects business, financial condition and results of operations of the Company. The Company endeavours to comply with all relevant laws, regulations and guidelines. To the best of the Company's knowledge, the Company is in compliance or in the process of being assessed for compliance with all such laws, regulations and guidelines.

        The Cannabis Act and Cannabis Regulations came into force on October 17, 2018. The Cannabis Act and Cannabis Regulations prohibit testimonials, lifestyle branding and packaging that is appealing to youth. The restrictions on advertising, marketing and the use of logos and brand names could have a material adverse impact on the Company's business, financial condition and results of operations. In addition, the Cannabis Act allows for licences to be granted for outdoor cultivation, which may reduce start-up capital required for new entrants in the cannabis industry. It may also ultimately lower prices, as capital expenditure requirements related to outdoor growing are typically much lower than those associated with indoor growing. Such results may also have a material adverse impact on the Company's business, financial condition and results of operations.

        The legislative framework pertaining to the Canadian adult-use cannabis market is uncertain. In addition, the governments of every Canadian province and territory have, to varying degrees, announced regulatory regimes for the distribution and sale of cannabis for adult-use purposes within those jurisdictions. There is no guarantee that provincial legislation regulating the distribution and sale of cannabis for adult-use purposes will be enacted according to all the terms announced by such provinces and territories, or at all, or that any such legislation, if enacted, will create the growth opportunities that the Company currently anticipates. While the impact of any new legislative framework for the regulation of the Canadian adult-use cannabis market is uncertain, any of the foregoing could result in a material adverse effect of the Company's business, financial condition and results of operations.

        To date, only fresh cannabis, dried cannabis and cannabis oil products are permitted for sale in Canada. Pursuant to the Cannabis Act, certain classes of cannabis products, such as edibles, concentrates and other edibles are currently prohibited from sale, but new regulations under the Cannabis Act will come into force on October 17, 2019 to permit edibles, concentrates and other edibles to be available for sale no earlier than December 2019. While regulations have been released, the impact of these regulatory changes on the business of the Company is unknown, and the proposed regulations may not be implemented at all or, if they are, may change significantly.

        Further, Health Canada may change their administration, interpretation or application of the applicable regulations or their compliance or enforcement procedures at any time. Any such changes could require the Company to revise its ongoing compliance procedures, requiring the Company to incur increased compliance costs and expend additional resources. There is no assurance that the Company will be able to comply or continue to comply with applicable regulations.

INTERESTS OF EXPERTS

        The following persons or companies are named as having prepared or certified a report, valuation, statement or opinion in this Prospectus, either directly or in a document incorporated herein by reference, and whose profession or business gives authority to the report, valuation, statement or opinion made by the expert.

        The Company's consolidated financial statements as at and for the years ended May 31, 2019 and 2018 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent auditors, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP is independent of Aphria within the meaning of the Rules of Professional Conduct of the Chartered Professional Accountants of Ontario, and are independent with respect to the Company within the meaning of the 1933 Act and the applicable rules and regulations thereunder adopted by the SEC and the PCAOB.

 LEGAL MATTERS

        Unless otherwise specified in a Prospectus Supplement relating to any Securities offered, certain legal matters relating to Canadian and Ontario law in connection with the offering of Securities will be passed upon on behalf of Aphria by Fasken Martineau DuMoulin LLP. Certain legal matters relating to United States law in connection with the offering of the Securities will be passed upon on behalf of Aphria by DLA Piper LLP (US), New York, New York. In addition, certain legal matters in connection with any offering of Securities will be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents, as the case may be.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents will be filed with the SEC as part of the registration statement to which this Prospectus forms a part: (i) the documents listed under "Documents Incorporated by Reference"; (ii) the consents of the Company's auditors; (iii) powers of attorney from directors and officers of the Company; and (iv) the base indenture in respect of the Debt Securities. A copy of the form of any applicable warrant agreement or subscription receipt agreement will be filed by post-effective amendment or by incorporation by reference to documents filed or furnished with the SEC under the U.S. Exchange Act.

TRANSFER AGENT AND REGISTRAR

        The registrar and transfer agent for the Common Shares is Computershare Investor Services Inc. at its office in Toronto, Ontario.

EXEMPTIONS

        Pursuant to a decision of the Autorité des marchés financiers dated October 3, 2019, the Company was granted a permanent exemption from the requirement to translate into French this Prospectus as well as the documents incorporated by reference therein and any Prospectus Supplement to be filed in relation to an "at-the-market distribution". This exemption is granted on the condition that this Prospectus and any Prospectus Supplement (other than in relation to an "at-the-market distribution") be translated into French if the Company offers Securities to Québec purchasers in connection with an offering other than in relation to an "at-the-market distribution".

STATUTORY AND CONTRACTUAL RIGHTS OF WITHDRAWAL AND RESCISSION

        Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may only be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment, irrespective of the determination at a later date of the purchase price of the securities distributed. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus and any amendment thereto contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission, revisions of the price or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal advisor.

        In an offering of convertible, exchangeable or exercisable Securities, original purchasers will have a contractual right of rescission against the Company following the conversion, exchange or exercise of such Securities in the event that this Prospectus, the applicable Prospectus Supplement or any amendment thereto contains a misrepresentation. Other than in the case of an offering of warrants that may reasonably be regarded as incidental to the offering as a whole, the contractual right of rescission will entitle such original purchasers to receive, upon surrender of the securities issued upon conversion, exchange or exercise of such Securities, the amount paid for such Securities and any additional amount paid upon conversion, exchange or exercise of such Securities, provided that (i) the conversion, exchange or exercise takes place within 180 days from the date of the purchase of such Securities under the applicable Prospectus Supplement and (ii) the right of rescission is exercised within 180 days from the date of the purchase of such Securities under the applicable Prospectus

Supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 130 of the Securities Act (Ontario) and is in addition to any other right or remedy available to original purchasers under section 130 of the Securities Act (Ontario) or otherwise at law.

        Original purchasers of convertible, exchangeable or exercisable Securities are further cautioned that in an offering of convertible, exchangeable or exercisable Securities, the statutory right of action for damages for a misrepresentation contained in a prospectus is, under the securities legislation of certain provinces and territories, limited to the price at which the convertible, exchangeable or exercisable Security was offered to the public under the prospectus offering. Accordingly, any further payment made at the time of conversion, exchange or exercise of the security may not be recoverable in a statutory action for damages in those provinces and territories, as applicable. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province for the particulars of this right of action for damages or consult with a legal advisor.

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO
OFFEREES OR PURCHASERS

INDEMNIFICATION OF DIRECTORS OR OFFICERS.

        Under the Business Corporations Act (Ontario), the Registrant may indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another individual who acts or acted at the Registrant's request as a director or officer, or an individual acting in a similar capacity, of another entity (each of the foregoing, an "Individual"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the Individual is involved because of that association with the Registrant or other entity, on the condition that:

  (i)
  the Individual acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which the Individual acted as a director or officer or in a similar capacity at the Registrant's request; and

  (ii)
  if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Registrant shall not indemnify the Individual unless the Individual had reasonable grounds for believing that his or her conduct was lawful.

        The Registrant may advance money to a director, officer, or other Individual in relation to the foregoing matters, but the Individual shall repay the money if the Individual does not fulfill the conditions set out in (i) and (ii) above.

        Further, the Registrant may, with the approval of a court, indemnify an Individual in respect of an action by or on behalf of the Registrant or other entity, or advance moneys as set out above, to obtain a judgment in its favor, to which the Individual is made a party because of the Individual's association with the Registrant or other entity as a director or officer, a former director or officer, an Individual who acts or acted at the Registrant's request as a director or officer, or an Individual acting in a similar capacity, against all costs, charges and expenses reasonably incurred by the Individual in connection with such action, if the Individual fulfills the conditions in (i) and (ii) above. Such Individuals are entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by the Individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the Individual is subject because of the Individual's association with the Registrant or other entity as described above, provided the Individual seeking an indemnity: (A) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the Individual ought to have done; and (B) fulfills the conditions in (i) and (ii) above.

        The by-laws of the Registrant provide that, subject to the Business Corporations Act (Ontario), the Registrant shall indemnify a director or officer of the Registrant, a former director or officer of the Registrant or another Individual who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and the heirs and legal representatives of such person, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the Individual in respect of any civil, criminal or administrative, or other proceeding in which the Individual is made a party by reason of being or having been a director or officer of the Registrant or body corporate, if: (i) the Individual acted honestly and in good faith with a view to the best interests of the Registrant and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that the Individual's conduct was lawful.

        The by-laws of the Registrant provide that the Registrant shall indemnify to the fullest extent permitted by the Business Corporations Act (Ontario), (i) any director or officer of the Registrant; (ii) any former director or officer of the Registrant; (iii) any individual who acts or acted at the Corporation's request as a director or officer, or in a similar capacity, of another entity; and (iv) their respective heirs and legal representatives.

        Directors and officers of the Registrant have entered into indemnity agreements with the Registrant whereby the Registrant has agreed to indemnify and save harmless the directors and officers of the Registrant

(the "Indemnified Party") against all losses, liabilities, claims, costs, disbursements, charges or expenses suffered or incurred by the Indemnified Party as a result or by reason of the Indemnified Party being or having been a director and/or officer of the Registrant or by reason of any action taken by the Indemnified Party in his or her capacity as a director and/or officer of the Registrant, and any amount paid by the Indemnified Party to settle any action or satisfy a judgement, fine or monetary penalty in respect of any proceeding including all legal and other professional fees, costs, expenses and disbursements, all reasonable expenses, fines or other financial penalties in connection with a proceeding, and the full amount of any income taxes the Indemnified Party is required to pay as a consequence of receiving any payment made by the Registrant pursuant to the indemnity agreement.

        The form of indemnity agreement provides that the Registrant has no obligation or liability to indemnify the Indemnified Party in the event that the Indemnified Party's behavior contravenes the Business Corporations Act (Ontario) including where the Indemnified Party (a) failed to act honestly and in good faith with a view to the best interests of the Registrant, or (b) in the case of criminal or administrative action or proceeding that is enforced by monetary penalty, the Indemnified Party had reasonable ground for believing that his or her conduct was unlawful.

        Under the indemnity agreement, the Registrant has no obligation to indemnify the Indemnified Party if a final decision of a Court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

        The Registrant maintains directors' and officers' liability insurance which insures directors and officers for losses as a result of claims against the directors and officers of the Registrant in their capacity as directors and officers and also reimburses the Registrant for payments made pursuant to the indemnity provisions under the by-laws of the Registrant and the Business Corporations Act (Ontario).

        Under the terms of the indemnity agreement, in the event that there is a change of control transaction or the Registrant enters into any contract, arrangement, amalgamation, merger, takeover bid, tender offer, exchange offer, reorganization, business combination or similar transaction, the surviving entity to the Registrant's business shall fulfill the Registrant's obligations under the indemnity agreement, and if as a result of any transaction the directors' and officers' liability insurance is terminated and not replaced, then the Registrant shall use its best efforts to cause a run off "tail" insurance policy to be purchased for the benefit of the Indemnified Party with substantially the same coverage and for no less than six (6) years following the transaction.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXHIBITS

        The following exhibits have been filed or incorporated by reference as part of this Registration Statement:

EXHIBIT NUMBER	DESCRIPTION
4.1	Annual Information Form, dated July 31, 2019, for the fiscal year ended May 31, 2019 (incorporated by reference to exhibit 99.1 to the Registrant's Form 40-F filed with the SEC on August 1, 2019, File No. 001-38708).
4.2

Audited Consolidated Financial Statements as of and for the fiscal years ended May 31, 2019 and 2018, together with the Report of Independent Public Accounting Firm thereon and the notes thereto (incorporated by reference to exhibit 99.2 to the Registrant's Form 40-F filed with the SEC on August 1, 2019, File No. 001-38708).

4.3

Management's Discussion and Analysis for the fiscal year ended May 31, 2019 (incorporated by reference to exhibit 99.3 to the Registrant's Form 40-F filed with the SEC on August 1, 2019, File No. 001-38708).

4.4

Unaudited Consolidated Interim Financial Statements as of and for the three months ended August 31, 2019, together with the notes thereto (incorporated by reference to exhibit 99.1 to the Registrant's first Form 6-K furnished to the SEC on October 15, 2019, File No. 001-38708).

4.5

Management's Discussion and Analysis for the three months ended August 31, 2019 (incorporated by reference to exhibit 99.2 to the Registrant's first Form 6-K furnished to the SEC on October 15, 2019, File No. 001-38708).

4.6

Management Information Circular, dated October 4, 2019, in connection with the annual meeting of shareholders to be held on November 14, 2019 (incorporated by reference to exhibit 99.2 to the Registrant's third Form 6-K furnished to the SEC on October 15, 2019, File No. 001-38708).

5.1	Consent of PricewaterhouseCoopers LLP.
5.2	Consent of Fasken Martineau DuMoulin LLP.*
5.3	Consent of DLA Piper LLP (US).*
6.1	Powers of Attorney (contained in the signature pages of the Registration Statement filed with the SEC on August 23, 2019).*
7.1	Indenture dated as of August 23, 2019, between Aphria Inc., as issuer, and GLAS Trust Company LLC, as trustee.*
7.2	Statement of Eligibility of the Trustee for the Indenture referenced in Exhibit 7.1, GLAS Trust Company LLC, on Form T-1.*

*
Previously filed.

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

ITEM 1.    UNDERTAKING.

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the U.S. Securities and Exchange Commission (the "Commission") staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

        The Registrant undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act, in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

ITEM 2.    CONSENT TO SERVICE OF PROCESS.

        Concurrently with the initial filing of this Registration Statement on Form F-10, the Registrant filed with the Commission a written irrevocable consent and power of attorney on Form F-X.

        Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment of the Form F-X referencing the file number of this Registration Statement.

III-1

SIGNATURES OF APHRIA INC.

        Pursuant to the requirements of the Securities Act, Aphria Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Ontario, Canada, on November 22, 2019.

APHRIA INC.
By:	/s/ CARL A. MERTON
	Name:	Carl A. Merton
	Title:	Chief Financial Officer

        Pursuant to the requirements of the Securities Act, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the following capacities on November 22, 2019.

SIGNATURE	TITLE

* Irwin D. Simon	Interim Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ CARL A. MERTON Carl A. Merton	Chief Financial Officer (Principal Financial and Accounting Officer)
* Shlomo Bibas	Director
* Shawn Dym	Director
* John M. Herhalt	Director
* Tom Looney	Director
* Renah Persofsky	Director
* Michael Serruya	Director
* Walter Robb	Director

SIGNATURE	TITLE

* David Hopkinson	Director

*By:	/s/ CARL A. MERTON
	Name:	Carl A. Merton
	Title:	Attorney-in-fact

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Amendment No. 2 to the Registration Statement, solely in the capacity of the duly authorized representative of the Registrant in the United States, on November 22, 2019.

COGENCY GLOBAL INC.
By:	/s/ RICHARD ARTHUR
	Name:	Richard Arthur
	Title:	Assistant Secretary